Exhibit 99.1

Oragenics Enters into Agreement with Lantern Bioworks for Replacement-Therapy Assets

Potential to Protect Against Dental Caries, a Global Health Issue

TAMPA, Fla. (September 29, 2023) – Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”) and Lantern Bioworks announce a groundbreaking partnership, marked by the formalization of a materials transfer agreement. This milestone follows rigorous testing and validation of Oragenics’ biological samples, which are poised to potentially revolutionize dental caries prevention by replacing harmful bacterial strains with non-pathogenic counterparts.

Under this agreement, Oragenics has received a cash payment of $50,000 alongside an enticing opportunity to acquire one million shares of Lantern Bioworks’ equity. Additionally, Lantern Bioworks has committed to pay Oragenics a ten percent (10%) royalty on the net income generated from any products stemming from the transferred assets. The royalty payments span a ten (10)-year term.

Kim Murphy, the President and Chief Executive Officer of Oragenics, expressed enthusiasm, stating, “We are elated to witness these assets continue their journey, contributing to the scientific legacy that Oragenics has cultivated over many years. Dental caries remains a pervasive global oral health challenge, and replacement-= therapy approach holds immense promise in offering enduring protection against this disease.”

Of importance to note, these samples remain distinct from Oragenics’ current or ongoing research endeavors, specifically in the realms of Lantibiotics or SARS-CoV-2 vaccine candidates. Instead, they originated from a prior research and development project that Oragenics had temporarily suspended, awaiting an opportune application.

Lantern Bioworks has demonstrated a keen interest in harnessing the potential of these samples to fortify their ongoing product development initiatives.

Crucially, this agreement does not entail the transfer of intellectual property ownership from Oragenics to Lantern Bioworks.

About Oragenics

Oragenics, Inc. is a development-stage company focused on nasal delivery of pharmaceutical medications including in neurology and fighting infectious diseases including coronaviruses and multidrug-resistant organisms. Its lead product is NT-CoV2-1, an intranasal vaccine candidate to prevent COVID-19 and variants of the SARS-CoV-2 virus. The NT-CoV2-1 program leverages coronavirus spike protein research licensed from the National Institutes of Health (NIH) and the National Research Council of Canada (NRC) with a focus on reducing viral transmission and offering a more patient-friendly intranasal administration. Its Lantibiotics program features a novel class of antibiotics against bacteria that have developed resistance to commercial antibiotics. For more information, please visit www.oragenics.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, the following: Lantern Bioworks ability to successfully develop and commercialize the transferred assets; Lantern Bioworks ability to generate net income from any products stemming from the transferred assets; uncertainties related to the value of Lantern Bioworks should Oragenics elect to purchase equity of Lantern Bioworks; and general economic and market conditions and risks, as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Contacts

Oragenics, Inc.

Janet Huffman, Chief Financial Officer

813-286-7900

jhuffman@oragenics.com

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com